As filed with the Securities and Exchange Commission on July 30, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

QIAGEN N.V.

(Exact Name of Registrant as Specified in Its Charter)

THE NETHERLANDS	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Spoorstraat 50

5911 KJ Venlo

The Netherlands

+31-77-320-8400]

(Address, Including Zip Code, of Principal Executive Offices)

QIAGEN N.V. 1996 EMPLOYEE,

DIRECTOR AND CONSULTANT STOCK OPTION PLAN

(Full Titles of the Plans)

Byron Hewett

Senior Vice President, Sales and Marketing

QIAGEN, Inc.

28159 Avenue Stanford

Valencia, CA 91355

(661) 294-7940

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Jonathan L. Kravetz, Esquire

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Shares, par value EUR 0.01 per share	5,000,000 shares	$9.295	$46,475,000	$3,759.83

(1)	The number of common shares, par value EUR 0.01 per share (“Common Shares”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which may hereafter be granted under the QIAGEN N.V. 1996 Employee Director and Consultant Stock Option Plan (the “Option Plan”). The maximum number of shares which may be sold upon the exercise of such options granted under the Option Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Option Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, calculated on the basis of the average of the high and low sale prices per Common Share on the Nasdaq National Market System as of a date (July 24, 2003) five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Shares pursuant to the Option Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 filed on March 31, 2003.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2002.

(c) The description of the Common Shares contained in the Registrant’s Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other documents or reports filed by the Registant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, including all annual reports on Form 20-F and any Form 6-K which the Registrant files with the Commission wherein such Form 6-K is expressly incorporated by reference into this prospectus, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters in connection with the issuance of the Common Shares registered under this Registration Statement will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, our U.S. counsel. Attorneys at Mintz Levin own an aggregate of 14,000 common shares. The validity of the issuance of the Common Shares registered under this Registration Statement has been passed upon for us by De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands.

Item 6.	Indemnification of Directors and Officers.

Incorporated by reference from the Registrant’s Registration Statement on Form F-1, No. 333-4922.

Item 7.	Exemption from Registration Claimed.

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Not applicable.

Item 8.	Exhibits.

(4.1)	Articles of Association of Registrant as confirmed by notorial deed as of July 6, 2000 (English translation) (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ending December 31, 2001 filed with the Securities Exchange Commission on April 2, 2002).

(4.2)	Form of Certificate representing Common Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1, No, 333-4922, effective June 27, 1996).

(5)	Opinion of De Brauw Blackstone Westbroek N.V. regarding the legality of the common shares being registered.

(23.1)	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5).

(23.2)	Consent of Ernst & Young LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99.1)	Qiagen N.V. 1996 Employee, Director and Consultant Stock Option Plan, as amended.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Venlo, The Netherlands on July 29, 2003.

QIAGEN N.V.

By	/s/ PEER M. SCHATZ
Peer M. Schatz Managing Director and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Metin Colpan and Peer M. Schatz, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of QIAGEN N.V., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ METIN COLPAN Dr. Metin Colpan	Managing Director, Chief Executive Officer	July 29, 2003

/s/ PEER M. SCHATZ Peer M. Schatz	Managing Director, Chief Financial Officer	July 29, 2003

/s/ DETLEV RIESNER Prof. Dr. Detlev Riesner	Chairman of the Board, Supervisory Director	July 29, 2003

/s/ FRANZ A. WIRTZ Dr. Franz A. Wirtz	Supervisory Director	July 29, 2003

/s/ JOCHEN WALTER Jochen Walter	Supervisory Director	July 29, 2003

/s/ ERIK HORNNAESS Erik Hornnaess	Supervisory Director	July 29, 2003

/s/ MANFRED KAROBATH Dr. Manfred Karobath	Supervisory Director	July 29, 2003

/s/ HEINRICH HORNEF Dr. Heinrich Hornef	Vice Chairman of the Board and Supervisory Director	July 29, 2003

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QIAGEN N.V.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description

(5)	Opinion of De Brauw Blackstone Westbroek N.V. regarding the legality of the common shares being registered.

(23.1)	Consent of De Brauw Blackstone Westbroek N.V. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	QIAGEN N.V. 1996 Employee, Director and Consultant Stock Option Plan, as amended.